Exhibit 24.3

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jon Symonds, Thomas Werlen, Paul Burns and Felix Senn, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this registration statement on Form F-3 (and any and all additional registration statements, including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ Henri Simon Zivi	Chairman of the Board of Directors (principal executive officer and principal financial and accounting officer)	April 14, 2010
Henri Simon Zivi

/s/ Timothy C. Faries	Director	April 14, 2010
Timothy C. Faries

Alternate Director
Alexander Ato Jude Erskine